EXHIBIT 16.1


                           DELOITTE & TOUCHE LLP



November 4, 1998




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street
Washington, DC 20549

Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of NTL (Bermuda) Limited dated October 29, 1998.


                                Yours truly,


                                /s/ Deloitte & Touche LLP